Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020 AND PROVIDES GUIDANCE FOR FULL YEAR 2021
BANNOCKBURN, IL., March 11, 2021 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the fourth quarter and full year ended December 31, 2020.
Given the merger between Option Care Enterprises, Inc. ("Option Care") and BioScrip, Inc. (“BioScrip”) to form Option Care Health on August 6, 2019, comparisons to historical periods are relative to legacy Option Care only and incorporate BioScrip results from August 6, 2019 prospectively.
Fourth Quarter 2020 Financial Highlights
•Net revenue of $804.7 million, up 11.6% compared to $720.8 million in the fourth quarter of 2019
•Gross profit of $183.8 million, or 22.8% of revenue, up 4.6% compared to $175.6 million, or 24.4% of revenue, in the fourth quarter of 2019
•Net income of $17.8 million, or $0.10 earnings per share, compared to net loss of $15.8 million, or $0.09 loss per share, in the fourth quarter of 2019
•Adjusted EBITDA of $67.7 million, up 27.7% compared to $53.0 million in the fourth quarter of 2019
•Cash flow from operations of $25.7 million, up 12.1% compared to $22.9 million in the fourth quarter of 2019
•Cash balances of $99.3 million at the end of the fourth quarter and no outstanding borrowings on the Company’s $175.0 million revolver
Full Year 2020 Financial Highlights
•Net revenue of $3,032.6 million, up 31.3% compared to $2,310.4 million in the full year 2019
•Gross profit of $682.3 million, or 22.5% of revenue, up 33.0% compared to $513.0 million, or 22.2% of revenue, in full year 2019
•Net loss of $8.1 million, or $0.04 loss per share, compared to net loss of $75.9 million, or $0.49 loss per share, in full year 2019
•Adjusted EBITDA of $221.7 million, up 69.5% compared to $130.8 million in full year 2019
•Cash flow from operations of $127.4 million, up 222.8% compared to $39.5 million in full year 2019

John C. Rademacher, Chief Executive Officer, commented, “I am incredibly proud of the effort and execution by the Option Care Health team in the face of an exceptionally challenging year. In addition to delivering strong financial results, the team continued to focus on integration efforts and laying the groundwork for future growth while always remaining focused on the thousands of patients relying on us for critical therapy every single day.”

Full Year 2021 Financial Guidance
For the full year 2021, Option Care Health expects to deliver the following financial results:
•Net revenue of $3.20 billion to $3.25 billion
•Adjusted EBITDA of $245.0 million to $258.0 million
•Cash flow from operations of at least $140.0 million
•Net debt to Adjusted EBITDA leverage ratio at December 31, 2021 below 4.0x

Conference Call
The conference call can be accessed by dialing (866) 360-3136 for U.S. participants or (602) 563-8603 for international participants, and referencing conference ID 1899337; or via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; and (iv) the loss of one or more key payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,265	$67,056
Accounts receivable, net	328,340	324,416
Inventories	158,601	115,876
Prepaid expenses and other current assets	70,806	51,306
Total current assets	657,012	558,654

NONCURRENT ASSETS:
Property and equipment, net	121,149	133,198
Intangible assets, net	351,052	385,910
Goodwill	1,428,610	1,425,542
Other noncurrent assets	89,616	86,243
Total noncurrent assets	1,990,427	2,030,893
TOTAL ASSETS	$2,647,439	$2,589,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$282,913	$221,060
Other current liabilities	151,110	108,944
Total current liabilities	434,023	330,004

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,115,103	1,277,246
Other noncurrent liabilities	82,589	75,470
Total noncurrent liabilities	1,197,692	1,352,716
Total liabilities	1,631,715	1,682,720

STOCKHOLDERS' EQUITY	1,015,724	906,827
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,647,439	$2,589,547

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
NET REVENUE	$804,713	$720,779	$3,032,610	$2,310,417
COST OF REVENUE	620,951	545,137	2,350,346	1,797,418
GROSS PROFIT	183,762	175,642	682,264	512,999

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	123,001	144,121	500,199	459,628
Depreciation and amortization expense	16,418	17,548	71,310	53,690
Total operating expenses	139,419	161,669	571,509	513,318
OPERATING INCOME (LOSS)	44,343	13,973	110,755	(319)

OTHER INCOME (EXPENSE):
Interest expense, net	(23,668)	(29,607)	(107,770)	(73,724)
Other, net	(2,270)	818	(8,228)	(4,151)
Total other expense	(25,938)	(28,789)	(115,998)	(77,875)

INCOME (LOSS) BEFORE INCOME TAXES	18,405	(14,816)	(5,243)	(78,194)

INCOME TAX EXPENSE (BENEFIT)	566	995	2,833	(2,274)
NET INCOME (LOSS)	$17,839	$(15,811)	$(8,076)	$(75,920)

Earnings (loss) per share, basic and diluted	$0.10	$(0.09)	$(0.04)	$(0.49)

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(8,076)	(75,920)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	77,896	57,869
Paid-in-kind interest capitalized as principal	7,525	12,256
Other non-cash adjustments	42,917	29,236
Changes in operating assets and liabilities:
Accounts receivable, net	(3,924)	82,285
Inventories	(42,725)	(12,853)
Accounts payable	59,215	(30,856)
Other	(5,436)	(22,550)
Net cash provided by operating activities	127,392	39,467

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(26,875)	(28,292)
Other investing cash flows	541	636
Business acquisitions, net of cash acquired	—	(700,170)
Net cash used in investing activities	(26,334)	(727,826)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	—	981,050
Retirement of debt obligations	(174,000)	(226,738)
Net proceeds from issuance of common stock	118,934	—
Deferred financing costs	(149)	(30,022)
Other financing cash flows	(13,634)	(5,266)
Net cash (used in) provided by financing activities	(68,849)	719,024
NET INCREASE IN CASH AND CASH EQUIVALENTS	32,209	30,665
Cash and cash equivalents - beginning of the period	67,056	36,391
CASH AND CASH EQUIVALENTS - END OF PERIOD	99,265	67,056

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Consolidated net income (loss)	$17,839	$(15,811)	$(8,076)	$(75,920)
Interest expense, net	23,668	29,607	107,770	73,724
Income tax expense (benefit)	566	995	2,833	(2,274)
Depreciation and amortization expense	17,842	18,872	77,896	57,869
Consolidated EBITDA	59,915	33,663	180,423	53,399

EBITDA adjustments
Accounting principle changes and non-cash charges	—	—	—	8,535
Stock-based incentive compensation	332	272	2,920	4,170
Loss on extinguishment of debt	3,196	—	11,545	5,469
Restructuring, acquisition, integration and other	4,208	19,027	26,788	59,178
Consolidated adjusted EBITDA	$67,651	$52,962	$221,676	$130,751